CUSTODIAN CONTRACT

                        Between

                 LA CROSSE FUNDS, INC.

                          and

              NORTH CENTRAL TRUST COMPANY



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                   TABLE OF CONTENTS

                                                                      Page


1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT                1

2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF
   THE FUNDS HELD BY THE CUSTODIAN                                      1

   2.1 HOLDING SECURITIES                                               1

   2.2 DELIVERY OF SECURITIES                                           2

   2.3 REGISTRATION OF SECURITIES                                       4

   2.4 BANK ACCOUNTS                                                    4

   2.5 PAYMENTS FOR SHARES                                              5

   2.6 AVAILABILITY OF FEDERAL FUNDS                                    5

   2.7 COLLECTION OF INCOME                                             5

   2.8 PAYMENT OF FUND MONEYS                                           6

   2.9 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF
       SECURITIES PURCHASED                                             7

   2.10 PAYMENTS FOR REPURCHASES OR REDEMPTIONS OF SHARES OF A FUND     7

   2.11 APPOINTMENT OF AGENTS                                           7

   2.12 DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEM                     7

   2.125  BOOK ENTRY MUTUAL FUND SHARES                                 9

   2.13 SEGREGATED ACCOUNT                                              9

   2.15 OWNERSHIP CERTIFICATES FOR TAX PURPOSES                        10

   2.16 PROXIES                                                        10

   2.17 COMMUNICATIONS RELATING TO FUND PORTFOLIO SECURITIES           10

   2.18 PROPER INSTRUCTIONS                                            11

   2.19 ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY                    11

   2.20 EVIDENCE OF AUTHORITY                                          11

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3. RESERVED                                                            12

4. RECORDS                                                             12

5. OPINION OF FUNDS' INDEPENDENT PUBLIC ACCOUNTANTS                    12

6. ASSET VERIFICATIONS; REPORTS                                        12

7. COMPENSATION OF CUSTODIAN                                           13

8. RESPONSIBILITY OF CUSTODIAN                                         13

9. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT                         14

10. SUCCESSOR CUSTODIAN                                                14

11. INTERPRETIVE AND ADDITIONAL PROVISIONS                             15

12. WISCONSIN LAW TO APPLY                                             15

13. NOTICES                                                            16

14. COUNTERPARTS                                                       16

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                  CUSTODIAN CONTRACT

     This Contract between LA CROSSE FUNDS, INC., (the
"Corporation"), a Wisconsin corporation, on behalf of the portfolios (hereinafter collectively called the "Funds" and individually referred to as a "Fund") of the Corporation, organized and existing under the laws of the State of Wisconsin, having its principal place of business at 311 Main Street, La Crosse, Wisconsin
54602, and NORTH CENTRAL TRUST COMPANY, a Wisconsin corporation, having its principal place of business at 311 Main Street, La Crosse, Wisconsin 54602, hereinafter called the "Custodian",

     WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment of Custodian and Property to be Held by It

     The Corporation hereby employs the Custodian as the custodian of the assets of each of the Funds of the Corporation. Except as otherwise expressly provided herein, the securities and other assets of each of the Funds shall be segregated from the assets of each of the other Funds and from all other persons and entities. The Corporation will deliver to the Custodian all securities and cash owned by the Funds and all payments of income, payments of principal or capital distributions received by them with respect to all securities owned by the Funds from time to time, and the cash consideration received by them for shares of capital stock of the Funds ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Funds held or received by the Funds and not delivered to the Custodian.

     Upon receipt of "Proper Instructions" (within the meaning of Section 2.18), the Custodian shall from time to time employ one or more sub-custodians upon the terms specified in the Proper Instructions, provided that the Custodian shall remain responsible for such sub-custodian's actions or omissions. References herein to Custodian may include the Custodian acting through sub-custodians engaged under this Section 1.
In addition, the Corporation authorizes the use by the Custodian of State Street Bank and Trust Company
("State Street") as a sub-custodian under this agreement pursuant to an agreement between the Custodian and State Street, it being understood that the Corporation shall not bear any separate charges of State Street.

2. Duties of the Custodian With Respect to Property of the Funds Held by the Custodian

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Fund all noncash property, including all securities owned by each Fund, other than securities (i) which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as a "Securities System" or which are uncertified shares of investment companies held with transfer agents of such investment companies pursuant to Section 2.125, collectively referred to herein as "Book Entry
     Mutual Fund Shares", (ii) held by sub-custodians,
     (iii) on loans which are collateralized to the extent of their full market value, (iv) hypothecated, pledged or placed

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     in escrow for the
     account of the Corporation in connection with a loan or other transaction authorized by specific resolutions of the Board, (v) in transit in connection with the sale, exchange, redemption, maturity or conversion, the exercise of warrants or rights, assents to changes in the terms of the securities, or (vi) transactions necessary or appropriate in the ordinary course of business relating to the management of securities. The
     Custodian shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and make all necessary reports to officers of the Corporation in accordance with Rule 17f-2 under the Investment Company Act of 1940, as amended
     (the "1940 Act"), and shall conduct periodic physical inspections of certificates representing stocks, bonds and other securities held by it under this Contract in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. With respect to securities held by any agent appointed pursuant to Section 2.11 hereof, and with respect to securities held by any sub-custodian appointed pursuant to section 1 hereof, the Custodian may rely upon certificates from such agent as to the holdings of such agent and from such sub-custodian as to the holdings of such sub-custodian, it being understood that such reliance in no way relieves the Custodian of its responsibilities under this Contract. The
     Custodian will promptly report to the Corporation the results of such inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by a Fund held by the Custodian or in a Securities System account, or Book Entry Mutual Fund Shares only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (1) Upon sale of such securities for the account of a Fund and receipt of payment therefor;

     (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Corporation;

     (3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof, or in the case of Book Entry Mutual Fund Shares in accordance with the provisions of Section
          2.125 hereof;

     (4) To the depository agent in connection with tender or other similar offers for portfolio securities of a Fund, in accordance with the provisions of Section 2.17 hereof;

     (5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     (6) To the issuer thereof, or its agent, for transfer into the name of a Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee

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          name of any sub-
          custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be received in exchange;

     (7) Upon the sale of such securities for the account of a Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery custom"; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own failure to act in accordance with the standard of reasonable care or any higher standard of care imposed upon the Custodian by any applicable law or regulation if such above-stated standard of reasonable care were not part of this Contract;

     (8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;
          provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     (9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     (10) For delivery in connection with any loans of portfolio securities of a Fund, but only against receipt of adequate collateral in the form of (a) cash, in an amount specified by the Corporation, (b) certificated securities of a description specified by the Corporation, registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer, or (c) securities of a description specified by the Corporation, transferred through a Securities
          System in accordance with Section 2.12
          hereof;

     (11) For delivery as security in connection with any borrowings requiring a pledge of assets by a Fund, but only against receipt of amounts borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released for the purpose;

     (12) For delivery in accordance with the provisions of any agreement among the Corporation, the Custodian and a broker-dealer registered under the Securities
          Exchange Act of 1934 (the "Exchange Act"), as amended, and a member of the National
          Association of Securities Dealers, Inc.
          ("NASD"), relating to compliance with the rules of the Options Clearing Corporation and of any registered national

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          securities
          exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund;

     (13) For delivery in accordance with the provisions of any agreement among the Corporation, the Custodian, and a Futures
          Commission Merchant registered under the
          Commodity Exchange Act, relating to
          compliance with the rules of the Commodity
          Futures Trading Commission and/or any
          Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions for a Fund;

     (14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for a Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, in satisfaction of requests by holders of Shares for repurchase or redemption; and

     (15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper
          Instructions, a certified copy of a
          resolution of the Board of Directors (the
          "Board") of the Corporation on behalf of a Fund signed by an officer of the Corporation and certified by its Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of a particular Fund or in the name of any nominee of the Fund or of any nominee of the Custodian or sub-custodian appointed under Section 1.

2.4 Bank Accounts. The Custodian may open and maintain a separate bank account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each Fund. Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in such banks or trust companies as it may in its discretion deem necessary or desirable;
     provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940, as amended, and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors ("Board") of the Corporation. Such funds shall be deposited by the Custodian in its capacity as Custodian for the Fund and shall be withdrawable by the Custodian only in that capacity. If requested by the Corporation, the Custodian shall furnish the Corporation, not later than twenty (20) days after the last business day of each month, an internal reconciliation of the closing balance as of that day in all accounts described in this section to the balance shown on the daily cash report for that day rendered to the Corporation. Nothing contained herein shall prohibit the Fund from maintaining other bank accounts with banks in accordance with the 1940 Act.

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2.5  Payments for Shares.  The Custodian shall make
     such arrangements with the Transfer Agent of each Fund, as will enable the Custodian to receive the cash consideration due to each Fund and will deposit into each Fund's account such payments as are received from the Transfer Agent. The
     Custodian will provide timely notification to the Corporation and the Transfer Agent of any receipt by it of payments for Shares of the respective
     Fund.

2.6 Availability of Federal Funds. Upon mutual agreement between the Corporation and the Custodian, the custodian may make federal funds available to the Funds as of specified times agreed upon from time to time by the Corporation and the Custodian in the amount of checks, clearing house funds, and other non-federal funds received in payment for Shares of the Funds which are deposited into the Funds' accounts.

2.7  Collection of Income.

     (1) The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to each Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The collection of income due the Funds on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Corporation. The
          Custodian will have no duty or responsibility in connection therewith, other than to provide the Corporation with such information or data as may be necessary to assist the Corporation in arranging for the timely delivery to the Custodian of the income to which each Fund is properly entitled.

     (2) The Corporation shall promptly notify the Custodian whenever income due on securities is not collected in due course and will provide the Custodian with weekly reports of the status of past due income. The
          Corporation will furnish the Custodian with a weekly report of accrued/past due income for the fund. Once an item is identified as past due and the Corporation has furnished the necessary claim documentation to the
          Custodian, the Custodian will then initiate a claim on behalf of the Corporation. The
          Custodian will furnish the Corporation with a bi-weekly status report.

2.8  Payment of Fund Moneys.  Upon receipt of Proper
     Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of each Fund in the following cases only:

     (1) Upon the purchase of securities, futures contracts or options on futures contracts for the account of a Fund but only (a) against the delivery of such securities, or

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          evidence of title to futures contracts, to the
          Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940
          Act, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) or a sub-custodian appointed under Section 1 registered as provided in Section 2.3 hereof or in proper form for transfer, (b) in the case of a purchase effected through a Securities
          System, in accordance with the conditions set forth in Section 2.12 hereof or in the case of a purchase of Book Entry Mutual Fund
          Shares, in accordance with the conditions set forth in Section 2.125 hereof, or (c) in the case of repurchase agreements entered into between the Corporation and any other party,
          (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or
          (ii) against delivery of the receipt
          evidencing purchase for the account of the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

     (2) In connection with conversion, exchange or surrender of securities owned by a Fund as set forth in Section 2.2 hereof;

     (3) For the redemption or repurchase of Shares of a Fund issued by the Corporation as set forth in Section 2.10 hereof;

     (4) For the payment of any expense or liability incurred by a Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; management, accounting, administration, transfer agent and legal fees; and operating expenses of the Fund, whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     (5) For the payment of any dividends on Shares of a Fund declared pursuant to the governing documents of the Corporation;

     (6)  For payment of the amount of dividends
          received in respect of securities sold short;

     (7) For any other proper purpose, but only upon receipt of, in addition to Proper
          Instructions, a certified copy of a
          resolution of the Board of the Corporation on behalf of a Fund signed by an officer of the Corporation and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.9  Liability for Payment in Advance of Receipt of
     Securities Purchased. In any and every case where payment for purchase of securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from the Corporation to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.10 Payments for Repurchases or Redemptions of Shares of a Fund. From such funds as may be available for the purpose of repurchasing or redeeming
     Shares of a Fund, but subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of the Corporation pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of shares of such Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their shares including without limitation through bank drafts, automated clearinghouse facilities, or by other means. In connection with the redemption or repurchase of Shares of the Funds, the Custodian is authorized upon receipt of instructions from the Transfer
     Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

2.11 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, and any applicable state law or regulation, to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.12 Deposit of Fund Assets in Securities System.  The
     Custodian (including any sub-custodian appointed under Section 1) may deposit and/or maintain securities owned by the Funds in a clearing agency registered with the Securities and Exchange
     Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S.
     Department of the Treasury and certain federal agencies, collectively referred to herein as a "Securities System", in accordance with applicable
     Federal Reserve Board and Securities and Exchange
     Commission rules and regulations, if any, and subject to the following provisions:

     (1) The Custodian may keep securities of each Fund in a Securities System provided that such securities are represented in an account
          ("Account") of the Custodian in the
          Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     (2) The records of the Custodian with respect to securities of the Funds which are maintained in a Securities System shall identify by book-entry those securities belonging to each Fund;

     (3)  The Custodian shall pay for securities
          purchased for the account of each Fund upon
          (i) receipt of advice from the Securities
          System that such securities have been
          transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The
          Custodian shall transfer securities sold for the account of a Fund upon (i)

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          receipt of advice from the Securities System
          that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Corporation at its request. Upon request, the Custodian shall furnish the Corporation confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice and shall furnish to the Corporation copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of a Fund.

     (4) The Custodian shall provide the Corporation with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

     (5) The Custodian shall have received the initial certificate, required by Section 9 hereof;

     (6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Corporation for any loss or damage to a Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Corporation, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that a Fund has not been made whole for any such loss or damage.

     (7)  The authorization contained in this Section
          2.12 shall not relieve the Custodian from using reasonable care and diligence in making use of any Securities System.

     2.125  Book Entry Mutual Fund Shares.  The
Custodian may deposit funds with and/or maintain uncertificated securities of any investment company with the transfer agent for such securities provided the Custodian complies with the following:

     (1)  The Custodian may keep Book Entry Mutual Fund
          Shares in an account ("Account") with the transfer agent in the name of the Custodian as Custodian for the Fund which Account shall not include any other assets of Custodian.

     (2) The Custodian will confirm with any such transfer agent that the transfer agent will maintain segregated accounts representing any assets held by the Custodian, as agent for the Fund.

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     (3)  The Custodian shall pay for and redeem Book
          Entry Mutual Fund Shares upon receipt of proper directions from the Corporation. The
          Custodian shall send to the Corporation copies of all confirmations received from the transfer agents of Book Entry Mutual Fund
          Shares of any transfers to or from the
          Account.

     (4) The Custodian will provide the Corporation the reports identified in Section 6(2) of this Contract if requested by the Corporation from time to time.

     (5) The Corporation shall have initially approved this arrangement with respect to Book Entry
          Mutual Fund Shares and this arrangement shall have been reviewed at least annually thereafter. The Corporation shall notify the Custodian if such approval or authority has been revoked.

     (6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Corporation for any loss or damage to a Fund resulting from the use of Book Entry
          Mutual Fund Shares by reason of any
          negligence, misfeasance or misconduct of the Custodian or any of its agents or any of its or their employees or from failure of the Custodian or any such agents to enforce effectively such rights as it may have against the transfer agent; at the election of the Corporation, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the transfer agent or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that a Fund has not been made whole for any such loss or damage.

     (7)  The authorization contained in this Section
          2.125 shall not relieve the Custodian from using reasonable care and diligence in making use of Book Entry Mutual Fund Shares.

2.13 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Corporation, the Custodian and a broker-dealer registered under the Exchange
     Act and a member of the NASD (or any futures commission merchant registered under the Commodity
     Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund, (ii) for the purpose of segregating cash or government securities in connection with options purchased, sold or written for a Fund or commodity futures contracts or options thereon purchased or sold for a Fund, (iii) for the purpose of compliance by the Corporation or a Fund with the procedures required by any release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board signed by an officer of the Corporation and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.14 [Reserved].

2.15 Ownership Certificates for Tax Purposes.  The
     Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of a Fund held by it and in connection with transfers of securities.

2.16 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Corporation such proxies, all proxy soliciting materials and all notices relating to such securities.

2.17 Communications Relating to Fund Portfolio
     Securities. The Custodian shall transmit promptly to the Corporation all written information
     (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Corporation all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Corporation desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Corporation shall notify the Custodian in writing at least three business days prior to the date on which the Custodian is to take such action. However, the Custodian shall nevertheless exercise its best efforts to take such action in the event that notification is received three business days or less prior to the date on which action is required. Except for securities held in a nominee name, the Custodian will act as a secondary source of information and will not be responsible for providing corporate action notification to the Corporation.

2.18 Proper Instructions. Proper Instructions as used throughout this Section 2 means a writing signed or initialed by at least two persons, at least one of them is an officer of the Corporation, as the Board shall have from time to time authorized by resolution. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be considered
     Proper Instructions if the Custodian reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved. The Corporation shall cause all oral instructions to be confirmed in writing.
     Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of the Corporation accompanied by a detailed description of procedures approved by the Board, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board and the Custodian are satisfied that such procedures afford adequate safeguards for a Fund's assets.

2.19 Actions Permitted Without Express Authority.  The
     Custodian may in its discretion, without express authority from the Corporation:

     (1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Corporation in such form that it may be allocated to the affected Funds;

     (2) surrender securities in temporary form for securities in definitive form;

     (3) endorse for collection, in the name of a Fund, checks, drafts and other negotiable instruments; and

     (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of each Fund except as otherwise directed by the Corporation.

2.20 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed on behalf of a Fund. The Custodian may receive and accept a certified copy of a vote of the Board of the Corporation as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination of or any action by the Board pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

3.   Reserved.

4.   Records

     The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Corporation and the Funds under the Investment Company Act of 1940, as amended, with particular attention to Section 31 thereof and Rules
31a-1 and 31a-2 thereunder. All such records shall be the property of the Corporation and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Corporation and employees and agents of the Securities and Exchange Commission.
In the event of termination of this Contract, the Custodian will deliver all such records to the Corporation, to a successor Custodian, or to such other person as the Corporation may direct. The Custodian will electronically transmit daily to the Corporation, information pertaining to the securities transactions of the Fund as a "custody only" custodian.
The Custodian shall, at the Corporation's request, supply the Corporation with a tabulation of securities owned by a Fund and held by the Custodian and shall, when requested to do so by the Corporation and for such compensation as shall be agreed upon between the Corporation and the Custodian, include certificate numbers in such tabulations.

5.   Opinion of Funds' Independent Public Accountants

The Custodian shall take all reasonable action, as the Corporation may from time to time request, to obtain from year to year favorable opinions from each Fund's independent public accountants with respect to its activities hereunder in connection with the preparation of the Fund's registration statement, periodic reports, or any other reports to the Securities and Exchange
Commission and with respect to any other requirements of such Commission.

6.   Asset Verifications; Reports

     (1) Assets deposited by the Company with the Custodian shall be verified by actual examination by the Corporation's independent public accountant at least three (3) times during each fiscal year, at least two of which shall be chosen by such accountant without prior notice to the Custodian. The Custodian shall cooperate fully with such examinations, including making its facilities and the Corporation's assets available to the accountants on the dates chosen by the accountants for such examinations.

     (2) The Custodian shall provide the Corporation, at such times as the Corporation may reasonably request, with reports that have been prepared by on behalf of the Custodian with respect to the Custodian's or subcustodian's internal procedures relating to custody, including, but not limited to, accounting systems, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System or use of Book
Entry Mutual Fund Shares.

7.   Compensation of Custodian

     The Corporation shall pay the Custodian a fee for its services with respect to each Fund (the "Custody
Fee") at the annual rate set forth on Exhibit A hereto.
The Custody Fee shall be accrued each calendar month during the term of this Agreement and shall be paid promptly after the end of the month in which accrued.
The monthly fee accruals will be computed by multiplying 1/12 by the annual rate and multiplying the product by the net asset value of the Fund as determined in accordance with the Corporation's registration statement as of the close of business on the last day on which the Fund was open for business of each month. The Corporation shall also reimburse the Custodian for any reasonable out-of-pocket expenses the Custodian incurs on behalf of a Fund in connection with providing its services hereunder.

8.   Responsibility of Custodian

     The Custodian shall be held to a standard of reasonable care in carrying out the provisions of this Contract; provided, however, that the Custodian shall be held to any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation as if such above stated standard of reasonable care were not part of this Contract. The
Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Corporation) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence. The Custodian shall be kept indemnified by the Corporation but only from the assets of the Fund involved in the issue at hand and be without liability for any action taken or thing done by it in carrying out the terms and provisions of this Contract in accordance with the above standards.

     In order that the indemnification provisions contained in this Section 8 shall apply, however, it is understood that if in any case the Corporation may be asked to indemnify or save the Custodian harmless, the Corporation shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Corporation promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification. The Corporation shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Corporation so elects it will so notify the Custodian and thereupon the Corporation shall take over complete defense of the claim, and the Custodian shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. The
Custodian shall in no case confess any claim or make any compromise in any case in which the Corporation will be asked to indemnify the Custodian except with the Corporation's prior written consent.

     If the Corporation requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to a Fund being liable for the payment of money or incurring liability of some other form, the Custodian may request the Corporation, as a prerequisite to requiring the Custodian to take such action, to provide indemnity to the Custodian in an amount and form satisfactory to the Custodian.

     The Corporation agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) (referred to herein as authorized charges) incurred or assessed against it or its nominee in connection with the performance of this Contract, except such as may arise from it or its nominee's own failure to act in accordance with the standard of reasonable care or any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation as if such above-stated standard of reasonable care were not part of this Contract.

9.   Effective Period, Termination and Amendment

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by written agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty

(60) days after the date
of such delivery or mailing; provided, however, that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of the Corporation has approved the initial use of a particular Securities System as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Corporation shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation, and further provided, that the Corporation may at any time by action of its Board of Directors (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. This Contract may not be assigned by one party without the written consent of the other party;
such assignment to take effect not sooner than sixty
(60) days after the date of the written consent.

     Upon termination of the Contract, the Corporation shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.  Successor Custodian

     If a successor custodian shall be appointed by the Board of the Corporation, or if the Custodian shall terminate this Contract, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder for each Fund and shall transfer to separate accounts of the successor custodian all of each Fund's securities held in a Securities System and the Book-
Entry Mutual Fund Shares.

     If the Corporation terminates this Contract and no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of the Corporation, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

     If the Custodian terminates this Contract and no successor custodian is appointed or in the event that no written order designating a successor custodian or certified copy of a vote of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, as amended, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract for each Fund and to transfer to separate accounts of such successor custodian all of each Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Corporation to procure the certified copy of the vote referred to or of the Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.  Interpretive and Additional Provisions

     In connection with the operation of this Contract, the Custodian and the Corporation may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.  Wisconsin Law to Apply

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with the internal laws of the State of Wisconsin.

13.  Notices

     Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Corporation at 311 Main Street, La Crosse, Wisconsin 54602, or to the Custodian at 311
Main Street, La Crosse, Wisconsin 54602, or to such other address as the Corporation or Custodian may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

14.  Counterparts

     This Contract may be executed simultaneously in two or ore counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 22nd day of December, 1998.

                              LA CROSSE FUNDS, INC.


                              By:  /s/ Steven J. Hulme
                                -------------------------------
                              Name:  Steven J. Hulme
                                  -----------------------------
                              Title:  President
                                   ----------------------------


                              NORTH CENTRAL TRUST COMPANY


                              By:  /s/ Gary M. Veldey
                                 -------------------------------
                              Name:  Gary M. Veldey
                                   -----------------------------
                              Title:  Chief Executive Officer
                                    ----------------------------

                       EXHIBIT A
                        to the
                  Custodian Contract

            LA CROSSE LARGE CAP STOCK FUND


     For all services rendered by the Custodian hereunder, the Corporation shall pay the Custodian, on behalf of the above-named Fund, and the Custodian agrees to accept as full compensation for all services rendered hereunder, an annual custodian fee equal to 0.01% of the average daily net assets of the Fund.

     The annual custodian fee shall be accrued monthly at the rate of 1/12th of 0.01% applied to the net assets of the Fund on the last day on which the Fund is open for business of each month. The custodian fee so accrued, plus out-of-pocket expenses, shall be paid by the Corporation to the Custodian monthly.

     Executed this 22nd day of December, 1998.



                              The Custodian:

                              NORTH CENTRAL TRUST COMPANY


                              By:  /s/ Gary M. Veldey
                                  ---------------------------
                                   Gary M. Veldey
                                   Chief Executive Officer



                              The Corporation:

                              LA CROSSE FUNDS, INC.


                              By:  /s/ Steven J. Hulme
                                 -----------------------------
                                   Steven J. Hulme
                                   President